COMPANY SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”) is made and entered into as of the 4th day of August, 2011, by and among Max Cash Media, Inc., a Nevada corporation (the “Company”), Prism Corporation, an Oklahoma corporation (the “Borrower”), and Gottbetter & Partners, LLP, in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for the Buyers (as defined below) party to that certain Securities Purchase Agreement, dated as of August 4, 2011 (the “Securities Purchase Agreement”).

WITNESSETH:

WHEREAS, the Company and each party listed as a “Buyer” on the Schedule of Buyers attached to the Securities Purchase Agreement (collectively, the “Buyers”) are parties to that Securities Purchase Agreement, pursuant to which the Company shall sell, and the Buyers shall purchase, the “Notes” (as defined therein);

WHEREAS, pursuant to that certain bridge loan agreement dated as of even date herewith (the “Bridge Loan Agreement”) between the Company and the Borrower, the Company has agreed to lend the proceeds of the Notes to the Borrower (the “Bridge Loan”); and

WHEREAS, the Company has agreed to grant a security interest in and to the Collateral (as defined in this Agreement) to the Buyers on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, for and in consideration of the bridge loan and other premises and intending to be legally bound, the parties covenant and agree as follows:

1.           Definitions. In addition to the words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, unless the context otherwise clearly requires:

“Bridge Loan Documents” shall mean collectively, this Agreement, the Bridge Loan Agreement, the “Notes” (as defined in the Bridge Loan Agreement) representing the Bridge Loan (the “Bridge Notes”), and all other agreements, documents and instruments executed and delivered in connection therewith, as each may be amended, supplemented or modified from time to time.

“Accounts” shall have the meaning given to that term in the Code, but only insofar as they relate to the Bridge Loan Documents or Proceeds thereof.

“Chattel Paper” shall have the meaning given to that term in the Code, but only insofar as they relate to the Bridge Loan Documents or Proceeds thereof.

“Code” shall mean the Uniform Commercial Code as in effect on the date of this Agreement and as amended from time to time, of the state or states having jurisdiction with respect to all or any portion of the Collateral from time to time.

“Collateral” shall mean (i) the Bridge Loan Documents, Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Instruments, Intellectual Property, Inventory, Investment Property, and (ii) Proceeds thereof.

“Deposit Accounts” shall have the meaning given to that term in the Code, but only insofar as they relate to the Bridge Loan Documents or Proceeds thereof.

“Documents” shall have the meaning given to that term in the Code, but only insofar as they relate to the Bridge Loan Documents or Proceeds thereof.

“Equipment” shall have the meaning given to that term in the Code, but only insofar as they relate to the Bridge Loan Documents or Proceeds thereof.

“Event of Default” shall mean (i) any of the Events of Default described in the Securities Purchase Agreement, the Notes, the Bridge Notes or the Bridge Loan Documents, or (ii) any default by the Company in the performance of its obligations under this Agreement.

“Fixtures” shall have the meaning given to that term in the Code, and shall include without limitation leasehold improvements, but only insofar as they relate to the Bridge Loan Documents or Proceeds thereof.

“General Intangibles” shall have the meaning given to that term in the Code, but only insofar as they relate to the Bridge Loan Documents or Proceeds thereof.

“Instruments” shall have the meaning given to that term in the Code, but only insofar as they relate to the Bridge Loan Documents or Proceeds thereof.

“Inventory” shall have the meaning given to that term in the Code, but only insofar as they relate to the Bridge Loan Documents or Proceeds thereof.

“Investment Property,” “Securities Intermediary” and “Commodities Intermediary” each shall have the meaning set forth in the Code, but only insofar as they relate to the Bridge Loan Documents or Proceeds thereof.

“Loan Documents” shall mean collectively, this Agreement, the Notes, the Securities Purchase Agreement and all other agreements, documents and instruments executed and delivered in connection therewith, as each may be amended, supplemented or modified from time to time.

“Permitted Liens” shall mean all (i) all existing liens on the assets of the Company which have been disclosed to the Buyers by the Company on a Schedule attached hereto, and (ii) all purchase money security interests hereinafter incurred by the Company in the ordinary course of business.

“Proceeds” shall have the meaning given to that term in the Code and shall include without limitation whatever is received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether cash or non-cash, and includes without limitation proceeds of insurance payable by reason of loss of or damage to Collateral.

Capitalized terms used herein without definition shall have the meanings ascribed to them in the Securities Purchase Agreement.  Capitalized terms not otherwise defined in this Agreement or the Securities Purchase Agreement shall have the meanings attributed to such terms in the Code.

2.	Security Interest.

(a)           As security for the full and timely payment of the Notes in accordance with the terms of the Securities Purchase Agreement and the performance of the obligations of the Company under the Notes and the Securities Purchase Agreement, the Company agrees that the Buyers shall have, and the Company shall grant and convey to and create in favor of the Buyers, a security interest under the Code in and to such of the Collateral, whether now owned or existing or hereafter acquired or arising and regardless of where located.  The security interest granted to the Buyers in this Agreement shall be a first priority security interest, prior and superior to the rights of all third parties existing on or arising after the date of this Agreement, subject to the Permitted Liens.

(b)           None of the Collateral is in the possession of any bailee, warehousemen, processor or consignee.  Schedule I discloses the Company’s name as of the date hereof as it appears in official filings in the state or province, as applicable, of its incorporation, formation or organization, the type of entity of the Company (including corporation, partnership, limited partnership or limited liability company), the organizational identification number issued by the Company’s state of incorporation, formation or organization (or a statement that no such number has been issued), and the chief place of business, chief executive officer and the office where the Company keep its books and records.  The Company has only one state or province, as applicable, of incorporation, formation or organization.  The Company does not do business and has not done business during the past five (5) years under any trade name or fictitious business name except as disclosed on Schedule I attached hereto.

3.           Provisions Applicable to the Collateral. The parties agree that the following provisions shall be applicable to the Collateral:

(a) The Company covenants and agrees that at all times during the term of this Agreement it shall keep accurate and complete books and records concerning the Collateral that is now owned by the Company.

(b) The Buyers or their representatives shall have the right, upon reasonable prior written notice to the Company and during the regular business hours of the Company, to examine and inspect the Collateral and to review the books and records of the Company concerning the Collateral that is now owned or acquired after the date of this Agreement by the Company and to copy the same and make excerpts therefrom; provided, however, that from and after the occurrence of an Event of Default, the rights of inspection and entry shall be subject to the requirements of the Code.

(c) The Company shall not move the location of its principal executive offices without prior written notification to the Buyers.

(d) Promptly upon request of the Buyers from time to time, the Company shall furnish the Buyers with such information and documents regarding the Collateral and the Company’s financial condition, business, assets or liabilities, at such times and in such form and detail as the Buyers may reasonably request.

(e) During the term of this Agreement, the Company shall deliver to the Buyers, upon their reasonable, written request from time to time, without limitation, all invoices and customer statements rendered to the Borrower, documents, contracts, chattel paper, instruments and other writings pertaining to the Company’s contracts or the performance of the Company’s contracts relating to the Bridge Loan Documents.

(f) Notwithstanding the security interest in the Collateral granted to and created in favor of the Buyers under this Agreement, the Company shall have the right until one or more Events of Default shall occur, at its own cost and expense, to enforce its contract rights.

(g) After the occurrence of an Event of Default, the Collateral Agent shall have the right, in its sole discretion, to give notice of the Buyers’ security interest to the Borrower, to notify the Borrower to make payment directly to the Buyers and to enforce the Company’s contract rights relating to the Bridge Loan Documents.  It is understood and agreed by the Company that Collateral Agent shall have no liability whatsoever under this subsection (i) except for their own gross negligence or willful misconduct.

(h) The Company shall not change its name, entity status, federal taxpayer identification number, or provincial organizational or registration number, or the state under which it is organized without the prior written consent of the Buyers, which consent shall not be unreasonably withheld.

(i) The Company shall cooperate with the Buyers, at the Company’s expense, in perfecting Buyers’ security interest in any of the Collateral.

(j) The Collateral Agent may file any necessary financing statements and other documents the Collateral Agent deems reasonably necessary in order to perfect the Buyers’ security interest without the Company’s signature.  The Company grants to Collateral Agent a power of attorney for the sole purpose of executing any documents on behalf of the Company which the Collateral Agent deems reasonably necessary to perfect the Buyers’ security interest.  Such power, coupled with an interest, is irrevocable.

4.           Actions with Respect to Accounts. The Company irrevocably makes, constitutes and appoints the Collateral Agent its true and lawful attorney-in-fact with power to sign its name and to take any of the following actions after the occurrence and prior to the cure of an Event of Default, at any time without notice to the Company and at the Company’s reasonable expense:

(a) Verify the validity and amount of, or any other matter relating to, the Collateral by mail, telephone, telegraph or otherwise;

(b) Enforce payment of and collect any Accounts, by legal proceedings or otherwise, and for such purpose the Buyers may:

(1) Demand payment of any Accounts or direct any account debtors to make payment of Accounts directly to the Buyers;

(2) Receive and collect all monies due or to become due to the Borrower pursuant to the Accounts;

(3) Exercise all of the Borrower’s rights and remedies with respect to the collection of Accounts;

(4)  Settle, adjust, compromise, extend, renew, discharge or release Accounts in a commercially reasonable manner;

(5) Sell or assign Accounts on such reasonable terms, for such reasonable amounts and at such reasonable times as the Buyers reasonably deems advisable;

(6) Prepare, file and sign the Borrower’s name on any Proof of Claim or similar documents in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar law as to any account debtor;

(7) Prepare, file and sign the Borrower’s name on any notice of lien, claim of mechanic’s lien, assignment or satisfaction of lien or mechanic’s lien or similar document in connection with the Collateral;

(8) Endorse the name of the Borrower upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading or similar documents or agreements relating to Accounts or goods pertaining to Accounts or upon any checks or other media of payment or evidence of a security interest that may come into the Buyers’ possession;

(9) Sign the name or names of the Borrower to verifications of Accounts and notices of Accounts sent by account debtors to the Borrower; or

(10) Take all other actions that the Buyers reasonably deems to be necessary or desirable to protect the Borrower’s interest in the Accounts.

(c) Negotiate and endorse any Document in favor of the Buyers or its designees, covering Inventory which constitutes Collateral, and related documents for the purpose of carrying out the provisions of this Agreement and taking any action and executing in the name of Borrower any instrument which the Buyers may reasonably deem necessary or advisable to accomplish the purpose hereof. Without limiting the generality of the foregoing, the Collateral Agent shall have the right and power to receive, endorse and collect checks and other orders for the payment of money made payable to the Borrower representing any payment or reimbursement made under, pursuant to or with respect to, the Collateral or any part thereof and to give full discharge to the same. The Borrower does hereby ratify and approve all acts of said attorney and agrees that said attorney shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except for said attorney’s own gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until the Notes are paid in full (at which time this power shall terminate in full) and the Borrower shall have performed all of its obligations under this Agreement. The Borrower further agrees to use its reasonable efforts to assist the Collateral Agent in the collection and enforcement of the Accounts and will not hinder, delay or impede the Buyers in any manner in its collection and enforcement of the Accounts.

5.           Preservation and Protection of Security Interest.  The Company represents and warrants that it has, and covenants and agrees that at all times during the term of this Agreement, it will have, good and marketable title to the Collateral now owned by it free and clear of all mortgages, pledges, liens, security interests, charges or other encumbrances, except for the Permitted Liens and those junior in right of payment and enforcement to that of the Buyers or in favor of the Buyers, and shall defend the Collateral against the claims and demands of all persons, firms and entities whomsoever. Assuming the Buyers have taken all required action to perfect a security interest in the Collateral as provided by the Code, the Company represents and warrants that as of the date of this Agreement the Buyers have, and that all times in the future the Buyers will have, a first priority perfected security interest in the Collateral, prior and superior to the rights of all third parties in the Collateral existing on the date of this Agreement or arising after the date of this Agreement, subject to the Permitted Liens. Except as permitted by this Agreement, the Company covenants and agrees that it shall not, without the prior written consent of the Buyers (i) borrow against the Collateral or any portion of the Collateral from any other person, firm or entity, except for borrowings which are subordinate to the rights of the Buyers, (ii) grant or create or permit to attach or exist any mortgage, pledge, lien, charge or other encumbrance, or security interest on, of or in any of the Collateral or any portion of the Collateral except those in favor of the Buyers or the Permitted Liens, (iii) permit any levy or attachment to be made against the Collateral or any portion of the Collateral, except those subject to the Permitted Liens, or (iv) permit any financing statements to be on file with respect to any of the Collateral, except financing statements in favor of the Buyers or those with respect to the Permitted Liens. The Company shall faithfully preserve and protect the Buyers’ security interest in the Collateral and shall, at their own cost and expense, cause, or assist the Buyers to cause that security interest to be perfected and continue perfected so long as the Notes or any portion of the Notes are outstanding, unpaid or executory. For purposes of the perfection of the Buyers’ security interest in the Collateral in accordance with the requirements of this Agreement, the Company shall from time to time at the request of the Buyers file or record, or cause to be filed or recorded, such instruments, documents and notices, including assignments, financing statements and continuation statements, as the Buyers may reasonably deem necessary or advisable from time to time in order to perfect and continue perfected such security interest. The Company shall do all such other acts and things and shall execute and deliver all such other instruments and documents, including further security agreements, pledges, endorsements, assignments and notices, as the Buyers in their discretion may reasonably deem necessary or advisable from time to time in order to perfect and preserve the priority of such security interest as a first lien security interest in the Collateral prior to the rights of all third persons, firms and entities, subject to the Permitted Liens and except as may be otherwise provided in this Agreement. The Company agrees that a carbon, photographic or other reproduction of this Agreement or a financing statement is sufficient as a financing statement and may be filed instead of the original.

6.           Insurance.  At the reasonable request of the Buyers, the Company’s policies of insurance shall contain loss payable clauses in favor of the Company and the Buyers as their respective interests may appear and shall contain provision for notification of the Buyers thirty (30) days prior to the termination of such policy. At the request of the Buyers, copies of all such policies, or certificates evidencing the same, shall be deposited with the Buyers. If the Company fails to effect and keep in full force and effect such insurance or fails to pay the premiums when due, the Buyers may (but shall not be obligated to) do so for the account of the Company and add the cost thereof to the Notes, upon five (5) days written notice to Borrower. The Buyers are irrevocably appointed attorney-in-fact of the Company to endorse any draft or check which may be payable to the Borrower in order to collect the proceeds of such insurance. Any balance of insurance proceeds remaining in the possession of the Buyers after payment in full of the Notes shall be paid over to the Borrower or its order.

7.           [RESERVED]

8.           Preservation of Rights Against Third Parties; Preservation of Collateral in Buyers’s Possession.  Until such time as the Buyers exercise their right to effect the enforcement of the Company’s contract rights relating to the Bridge Loan Documents, the Company assumes full responsibility for taking any and all commercially reasonable steps to preserve rights in respect of its contracts against prior parties. The Buyers shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may come into its possession from time to time if the Buyers take such action for that purpose as the Company shall request in writing, provided that such requested action shall not, in the judgment of the Buyers, impair the Buyers’ security interest in the Collateral or its right in, or the value of, the Collateral, and provided further that the Buyers receive such written request in sufficient time to permit the Buyers to take the requested action.

9.	Events of Default and Remedies.

(a) If any one or more of the Events of Default shall occur or shall exist, the Collateral Agent may then or at any time thereafter, so long as such default shall continue, foreclose the lien or security interest in the Collateral in any way permitted by law, or upon fifteen (15) days prior written notice to the Borrower, sell any or all Collateral at private sale at any time or place in one or more sales, at such price or prices and upon such terms, either for cash or on credit, as the Collateral Agent, in its commercially reasonable sole discretion, may elect, or sell any or all Collateral at public auction, either for cash or on credit, as the Collateral Agent, in its commercially reasonable sole discretion, may elect, and at any such sale, the Collateral Agent may bid for and become the purchaser of any or all such Collateral. Pending any such action the Collateral Agent may liquidate the Collateral.

(b) If any one or more of the Events of Default shall occur or shall exist, the Collateral Agents may then, or at any time thereafter, so long as such default shall continue, grant extensions to, or adjust claims of, or make compromises or settlements with, debtors, guarantors or any other parties with respect to Collateral or any securities, guarantees or insurance applying thereon, without notice to or the consent of the Borrower, without affecting the Borrower’s liability under this Agreement or the Notes. The Borrower waives notice of acceptance, of nonpayment, protest or notice of protest of any Accounts or Chattel Paper, any of its contract rights or Collateral and any other notices to which the Borrower may be entitled.

(c) If any one or more of the Events of Default shall occur or shall exist and be continuing, then in any such event, the Collateral Agent shall have such additional rights and remedies in respect of the Collateral or any portion thereof as are provided by the Code and such other rights and remedies in respect thereof which it may have at law or in equity or under this Agreement, including without limitation the right to enter any premises where Equipment, Inventory and/or Fixtures are located and take possession and control thereof without demand or notice and without prior judicial hearing or legal proceedings, which the Borrower expressly waives.

(d) The Collateral Agent shall apply the Proceeds of any sale or liquidation of the Collateral, and, subject to Section 5, any Proceeds received by the Collateral Agent from insurance, first to the payment of the reasonable costs and expenses incurred by the Collateral Agent in connection with such sale or collection, including without limitation reasonable attorneys’ fees and legal expenses; second to the payment of the Notes, pro rata, whether on account of principal or interest or otherwise as the Collateral Agent, in its sole discretion, may elect, and then to pay the balance, if any, to the Borrower or as otherwise required by law. If such Proceeds are insufficient to pay the amounts required by law, the Borrower shall be liable for any deficiency.

(e) Upon the occurrence of any Event of Default, the Borrower shall promptly upon written demand by the Collateral Agent assemble the Equipment, Inventory and Fixtures and make them available to the Buyers at a place or places to be designated by the Collateral Agent The rights of the Collateral Agent under this paragraph to have the Equipment, Inventory and Fixtures assembled and made available to it is of the essence of this Agreement and the Collateral Agent may, at its election, enforce such right by an action in equity for injunctive relief or specific performance, without the requirement of a bond.

10.           Defeasance. Notwithstanding anything to the contrary contained in this Agreement, upon payment and performance in full of the Notes, this Agreement shall terminate and be of no further force and effect and the Buyers shall thereupon terminate their security interest in the Collateral. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns, provided that, without the prior written consent of the Buyers, the Borrower may not assign this Agreement or any of its rights under this Agreement or delegate any of its duties or obligations under this Agreement and any such attempted assignment or delegation shall be null and void. This Agreement is not intended and shall not be construed to obligate the Buyers to take any action whatsoever with respect to the Collateral or to incur expenses or perform or discharge any obligation, duty or disability of the Borrower.

11.	The Collateral Agent.

(a)           Delegation of Duties.  The Collateral Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects with reasonable care.

(b)           Liability of Collateral Agent.  None of the Collateral Agent Related Persons (as defined below) shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Buyers for any recital, statement, representation or warranty made by any other party, or any officer thereof, contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any other Transaction Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of  any other party to this Agreement or any other Transaction Document to perform its obligations hereunder or thereunder.  No Collateral Agent Related Person shall be under any obligation to any Buyer to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Company or any of the Company’s Subsidiaries or Affiliates.  “Collateral Agent Related Persons” means the Collateral Agent and any successor agent arising hereunder, together with their respective affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such persons and affiliates.

(c)           Reliance by Collateral Agent.  The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon advice and statements of legal counsel (including counsel to the Company or the Borrower), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Majority Buyers as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Buyers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Majority Buyers and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Buyers. “Majority Buyers” means at any time a Buyer or Buyers then holding in excess of 50% of the then aggregate unpaid principal amount of the Notes.

(d)           Notice of Default.  The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any default or Event of Default, except with respect to defaults in the delivery of any documents or certificates required to be delivered to the Collateral Agent hereunder for the benefit of the Buyers, unless the Collateral Agent shall have received written notice from a Buyer or the Company or the Borrower referring to this Agreement, describing such default or Event of Default and stating that such notice is a “notice of default”.  The Collateral Agent will notify the Buyers of its receipt of any such notice.  The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Buyers in accordance with this Agreement; provided, however, that unless and until the Collateral Agent has received any such request, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such default or Event of Default as it shall deem advisable or in the best interest of the Buyers.

(e)           Indemnification of Collateral Agent.  Whether or not the transactions contemplated hereby and by the other Transaction Documents are consummated, the Buyers shall indemnify upon demand the Collateral Agent Related Persons (to the extent not reimbursed by or on behalf of the Company or the Borrower and without limiting the obligation of the Company or the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities (as defined below); provided, however, that no Buyer shall be liable for the payment to the Collateral Agent Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct.  Without limitation of the foregoing, each Buyer shall reimburse the Collateral Agent upon demand for its ratable share of any costs or out of pocket expenses (including fees and disbursements of legal counsel) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document, or any document contemplated by or referred to herein, to the extent that the Collateral Agent is not reimbursed for such expenses by or on behalf of the Company.  Notwithstanding the foregoing, no Buyer shall be required to pay, in total under this paragraph (e) and any similar provision in any other Transaction Document, any amount in excess of the total gross purchase price of the Notes purchased by such Buyer.  The undertaking in this paragraph shall survive the payment of all obligations hereunder and the resignation or replacement of the Collateral Agent.  “Indemnified Liabilities” means all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including fees and disbursements of legal counsel) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Notes and the termination, resignation or replacement of the Collateral Agent)  be imposed on, incurred by or asserted against any Collateral Agent Related Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby and thereby, or any action taken or omitted by any such Collateral Agent Related Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any bankruptcy or insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or the Notes or the other Transaction Documents or the use of the proceeds thereof, whether or not any Collateral Agent Related Person is a party thereto.

(f)           Collateral Agent in Individual Capacity.  Any Collateral Agent Related Person may engage in transactions with, make loans to, acquire equity interests in and generally engage in any kind of business with the Company or the Borrower and their affiliates, including purchasing and holding Notes, as though the Collateral Agent were not the Collateral Agent hereunder and without notice to or consent of the Buyers.  The Buyers acknowledge that, pursuant to such activities, any Collateral Agent Related Person may receive information regarding the Company or the Borrower and their affiliates (including information that may be subject to confidentiality obligations in favor of the Company or the Borrower and their affiliates) and acknowledge that the Collateral Agent shall be under no obligation to provide such information to them.  With respect to any Notes it holds, a Collateral Agent Related Person shall have the same rights and powers under this Agreement as any other Buyer and may exercise the same as though the Collateral Agent were not the Collateral Agent, and the terms “Buyer” and “Buyers” include any such Collateral Agent Related Person in its individual capacity.

(g)           Successor Collateral Agent.  The Collateral Agent may, and at the request of the Majority Buyers shall, resign as Collateral Agent upon 30 days’ notice to the Buyers.  If the Collateral Agent resigns under this Agreement, the Majority Buyers shall appoint from among the Buyers a successor agent for the Buyers, which successor agent shall be approved by the Company, such approval not to be unreasonably withheld.  If no successor agent is appointed prior to the effective date of the resignation of the Collateral Agent, the Collateral Agent may appoint, after consulting with the Buyers and the Company, a successor agent from among the Buyers.  Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the term “Collateral Agent” shall mean such successor agent and the retiring Collateral Agent’s appointment, powers and duties as Collateral Agent shall be terminated. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.  If no successor agent has accepted appointment as Collateral Agent by the date which is 30 days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Buyers shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Majority Buyers appoint a successor agent as provided for above.

12.	Miscellaneous.

(a) The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall for any reason be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

(b) No failure or delay on the part of the Buyers in exercising any right, remedy, power or privilege under this Agreement and the Notes shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Buyers under this Agreement, the Notes or any of the other Loan Documents; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other right, remedy, power or privilege or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Buyers under this Agreement, the Notes and the other Loan Documents are cumulative and not exclusive of any rights or remedies which they may otherwise have.

(c) Unless otherwise provided herein, all demands, notices, consents, service of process, requests and other communications hereunder shall be in writing and shall be delivered in person or by overnight courier service, or mailed by certified mail, return receipt requested, addressed:

If to Company:

Max Cash Media, Inc.
50 Brompton Road, Apt. 1X
Great Neck, NY  11021
Attention:      Noah Levinson, Chief Executive Officer

with a copy to:

Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY  10022
Attn: Adam S. Gottbetter, Esq.
Facsimile: (212) 400-6901

If to Borrower:

Prism Corporation
34 Wildcat Way
Bozeman, Montana  59718
Attention:  Joe Loftis
Facsimile:  (406) 587-9470

with a copy to:

Wallin & Harrison
1425 S. Higley Road, Suite 104
Gilbert, Arizona  85296
Attn:  Troy A. Wallin, Esq.
Facsimile:  (480) 240-4151

If to Collateral Agent:

Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY  10022
Attn: Adam S. Gottbetter, Esq.
Facsimile: (212) 400-6901

Any such notice shall be effective (a) when delivered, if delivered by hand delivery or overnight courier service, or U.S. Mail return receipt requested.

(d) The section headings contained in this Agreement are for reference purposes only and shall not control or affect its construction or interpretation in any respect.

(e) Unless the context otherwise requires, all terms used in this Agreement which are defined by the Code shall have the meanings stated in the Code.

(f) The Code shall govern the settlement, perfection and the effect of attachment and perfection of the Buyers’ security interest in the Collateral, and the rights, duties and obligations of the Buyers and the Borrower with respect to the Collateral. This Agreement shall be deemed to be a contract under the laws of the State of New York and the execution and delivery of this Agreement and, to the extent not inconsistent with the preceding sentence, the terms and provisions of this Agreement shall be governed by and construed in accordance with the laws of that State.

(g) This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. All of such counterparts shall be read as though one, and they shall have the same force and effect as though all the signers had signed a single page.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed and delivered this Security Agreement as of the day and year set forth at the beginning of this Security Agreement.

COMPANY:

MAX CASH MEDIA, INC.

By:
Name: Noah Levinson
Title: CEO

BORROWER:

PRISM CORPORATION

By:
Name: Joe Loftis
Title: President

ACCEPTED BY:

GOTTBETTER & PARTNERS, LLP
as Collateral Agent

By:
Name: Adam S. Gottbetter
Title: Managing Partner

[SIGNATURE PAGE TO COMPANY SECURITY AGREEMENT]

Schedule I

1.	State(s) in which Collateral is located:

Montana, Oklahoma

2.	Company Information:

Prism Corporation
an Oklahoma corporation
ID No.: 1900507256

Executive Offices Address:

34 Wildcat Way
Bozeman, Montana  59718

Chief Executive Officer/President:  Joe Loftis

Foreign Corporation Qualification Numbers:

Montana – F058112